                                                                     EXHIBIT 5.1

                        [DEWEY BALLANTINE LLP LETTERHEAD]


                                                                   July 20, 2006


TO THE ADDRESSEES LISTED
ON SCHEDULE ONE

         Re:   AmeriCredit Automobile Receivables Trust 2006-A-F
               -------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to AmeriCredit Corp., a Texas corporation ("AmeriCredit Corp."), AmeriCredit Financial Services, Inc., a Delaware corporation ("AmeriCredit"), AFS Funding Trust ("AFS Funding"), a Delaware statutory trust all of the economic equity interests in which are owned by AFS Funding Corp. ("Funding Corp.") a Nevada corporation, and AmeriCredit Automobile Receivables Trust 2006-A-F (the "Issuer") as to certain matters in connection with the $204,000,000 Class A-1 5.5048% Asset Backed Notes, $394,000,000 Class A-2 5.61% Asset Backed Notes, $412,000,000 Class A-3 5.56%
Asset Backed Notes and $340,000,000 Class A-4 5.64% Asset Backed Notes (collectively, the "Notes") which will be issued pursuant to an Indenture dated as of July 12, 2006 (the "Indenture") between the Issuer and Wells Fargo Bank, National Association ("Wells Fargo"), as Trustee and Trust Collateral Agent (in such capacities, the "Trustee" and the "Trust Collateral Agent," respectively). A certificate (the "Certificate") will be issued pursuant to a Trust Agreement dated as of July 6, 2006, as amended and restated as of July 12, 2006 (the "Trust Agreement") between AFS Funding and Wilmington Trust Company ("WTC"), as Owner Trustee (the "Owner Trustee"). The Notes and the Certificate are hereinafter referred to as the "Securities."

         The assets which will be sold to the Issuer on the Closing Date and on the Subsequent Transfer Dates for the benefit of the Certificateholder and the Noteholders include retail installment sales contracts (the "Receivables") secured by new and used automobiles, light duty trucks and vans; all monies paid or payable thereunder after July 12, 2006, in the case of the Initial Receivables, or the related Subsequent Cutoff Date, in the case of Subsequent Receivables; security interests in the vehicles financed thereby; certain bank accounts and the proceeds thereof; the right to receive certain insurance proceeds; and certain other property. The Receivables are purchased by AmeriCredit from Dealers or Third-Party Lenders or are originated by AmeriCredit directly or through an Originating Affiliate.

         Pursuant to the Purchase Agreement, dated as of July 12, 2006 (the "Purchase Agreement"), between AmeriCredit and AFS Funding, AFS Funding will purchase the Initial Receivables from AmeriCredit and pursuant to Subsequent Purchase Agreements entered into pursuant to the Purchase Agreement, AFS Funding will purchase Subsequent Receivables from AmeriCredit from time to time. Pursuant to the Sale and Servicing Agreement dated as of July 12, 2006 (the "Sale and Servicing Agreement") among the Issuer, AFS Funding, AmeriCredit, Wells Fargo, as Trust Collateral Agent and Backup Servicer, the Issuer will purchase the Initial Receivables from AFS Funding and pursuant to Subsequent Transfer Agreements entered into pursuant to the Sale and Servicing Agreement, the Issuer will purchase Subsequent Receivables from AFS Funding from time to time. The Issuer will issue the Notes pursuant to the Indenture, and will sell the Notes to Wachovia Capital Markets, LLC ("Wachovia"), Barclays Capital Inc. ("Barclays"), BMO Capital Markets Corp. ("BMO"), Deutsche Bank Securities Inc. ("Deutsche"), J.P. Morgan Securities Inc. ("JPMorgan") and UBS Securities LLC ("UBS" and together with Wachovia, Barclays, BMO, Deutsche and JPMorgan, the "Underwriters"), pursuant to an Underwriting Agreement, dated as of July 11, 2006, (the "Underwriting Agreement"), among AmeriCredit, AFS Funding and Wachovia, as representative of the Underwriters.

         Capitalized terms not otherwise defined herein have their respective meanings as set forth in the Sale and Servicing Agreement.

         As such counsel, we have examined original or reproduced or certified copies of the articles of incorporation and bylaws of AmeriCredit, as amended to date, the trust agreement of AFS Funding, as amended to date, the articles of incorporation and bylaws of AmeriCredit Corp., records of actions taken by the board of directors of each of AmeriCredit, Funding Corp. and AmeriCredit Corp., and the resolutions adopted by the board of directors of each of AmeriCredit, Funding Corp. and AmeriCredit Corp. ratifying the execution, delivery and participation in the transactions contemplated by the Agreements (as herein after defined). We have examined each of the Agreements, together with the Prospectus.

         The term "Base Prospectus" means the base prospectus included in the Registration Statement, as amended at the time of the filing of the Prospectus. The term "Preliminary Prospectus" means, with respect to each preliminary prospectus supplement used in connection with the offering of the Notes that omitted certain Rule 430B Information, the base prospectus and such preliminary prospectus supplement along with the information referred to therein under the caption "AMERICREDIT'S STATIC POOL INFORMATION" in such documents, regardless of whether such information is part of such Preliminary Prospectus, the Registration Statement or the Base Prospectus. The term "Prospectus" means the Prospectus Supplement together with the Base Prospectus, as amended at the time of the filing of the Prospectus, including the documents incorporated by reference therein pursuant to the Securities Act of 1933, as amended (the "1933 Act") at the time of such filing. The term "Prospectus Supplement" means the prospectus supplement dated July 11, 2006, relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, along with the information referred to therein under the caption "AMERICREDIT'S STATIC POOL INFORMATION", regardless of whether such information is part of the Prospectus, the Registration Statement or the Base Prospectus. The term "Upsizing Free Writing Prospectus" means the free writing prospectus entitled "Supplement, dated July 10, 2006 (subject to completion) to Prospectus Supplement, dated July 10, 2006 (subject to completion) to Prospectus, dated April 28, 2006" that was used in connection with the offering of the Notes and was filed with the Commission on July 10, 2006.

         AFS Funding and AFS SenSub Corp. have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-130439/333-130439-01), including a related base prospectus and forms of prospectus supplements, for registration under the 1933 Act, of the offering and sale of the Notes. On July 10, 2006, AFS Funding filed a Preliminary Prospectus with the Commission; on July 11, AFS Funding filed the Upsizing Free Writing Prospectus in accordance with the provisions of Rule 433; on July 18, 2006, AFS Funding filed the Prospectus Supplement in accordance with the provisions of Rule 430B and Rule 424(b). Any information included in the Base Prospectus and each Prospectus Supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as "Rule 430B Information". Such registration statement, at any given time, including any post-effective amendment filed and declared effective prior to the date of issuance of the Notes and Certificate, the exhibits and any schedules thereto as of such time, the documents incorporated therein by reference pursuant to the 1933 Act as of such time and documents otherwise deemed to be part thereof or included therein by the rules and regulations ("Rules and Regulations") of the Commission under the 1933 Act, is herein called the "Registration Statement". The Registration Statement at the time it originally became effective is herein called the "Original Registration Statement".

         The term "Agreements" as used herein means: (i) the Sale and Servicing Agreement; (ii) the Purchase Agreement; (iii) the Underwriting Agreement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Insurance and Indemnity Agreement, dated as of July 12, 2006 (the "Insurance Agreement") among Financial Security Assurance Inc. ("FSA"), the Issuer, AFS Funding, Wells Fargo, as Trust Collateral Agent, Trustee, Collateral Agent and Backup Servicer, AmeriCredit and AmeriCredit Corp.; (vii) the Indemnification Agreement, dated as of July 11, 2006 (the "Indemnification Agreement") among FSA, AmeriCredit and Wachovia, as representative of the Underwriters; (viii) the Assignment, dated as of October 19, 1999 (the "Assignment") from Funding Corp. to AFS Funding; (ix) the Spread Account Agreement, dated as of July 12, 2006 (the "Spread Account Agreement") among FSA, the Issuer and the Trustee; (x) the Custodian Agreement, dated as of July 12, 2006 among AmeriCredit, FSA and the Trust Collateral Agent (the "Custodian Agreement"), (xi) the Premium Letter, dated as of July 12, 2006, among FSA, the Issuer, AmeriCredit and Wells Fargo (the "Premium Letter"); (xii) the Series 2006-A-F Tri-Party Remittance Processing Agreement, dated as of July 12, 2006, among JPMorgan Chase Bank, N.A., AmeriCredit and Wells Fargo (the "Lockbox Agreement"); (xiii) the Second Amended and Restated Trust Agreement of AFS Funding dated as of August 15, 2002 (the "AFS Funding Trust Agreement") among AFS Funding, as depositor, and Deutsche Bank Trust Company Delaware, as owner trustee; and (xiv) the Administration Agreement, dated as of August 15, 2002 (the "Administration Agreement") between AmeriCredit and AFS Funding.

         We have also examined such other documents, papers, statutes and authorities as we have deemed necessary as a basis for the opinions hereinafter set forth. In all such examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the completeness and authenticity of all records and all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

         As to various matters of fact relevant to the opinions hereinafter expressed, we have relied upon the representations and warranties contained in the Agreements and statements and certificates of officers and representatives of each of AmeriCredit, AFS Funding and AmeriCredit Corp.

         As to the transfers of Subsequent Receivables from AmeriCredit to AFS Funding, we have assumed that all such transfers are made in accordance with the terms of the Purchase Agreement and pursuant to Subsequent Purchase Agreements that are in the form of the "Form of Subsequent Purchase Agreement" that is attached to the Purchase Agreement, with placeholders therein completed in the manner envisioned by the Purchase Agreement. As to the transfers of Subsequent Receivables from AFS Funding to the Issuer, we have assumed that all such transfers are made in accordance with the terms of the Sale and Servicing Agreement and pursuant to a Subsequent Transfer Agreement that is in the form of the "Form of Subsequent Transfer Agreement" that is attached to the Sale and Servicing Agreement, with placeholders therein completed in the manner envisioned by the Sale and Servicing Agreement.

         In rendering the opinions expressed in paragraphs numbered 1, 2 and 3 below, we have assumed, without investigation, that (i) each Receivable will be enforced in a commercially reasonable manner and (ii) each Receivable has been, and in the case of Subsequent Receivables will be, duly authorized, executed and delivered by the respective Obligor thereunder and constitutes the valid and legally binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, subject to standard exceptions.

         We also have assumed, without investigation, (a) as to all parties to the Agreements, the due authorization, execution, and delivery thereof, and the validity and enforceability thereof against all parties thereto other than AmeriCredit, AFS Funding and AmeriCredit Corp., (b) each party has full power, authority and legal right, under its charter and other governing documents, corporate and regulatory legislation and the laws of its jurisdiction of incorporation or organization, to execute and deliver the Agreements to which it is a party and to carry out the transactions contemplated thereunder, (c) AmeriCredit, AFS Funding, AmeriCredit Corp. and the Issuer have their respective rights in the Receivables as contemplated by the Agreements as of the date such Receivables are sold to AFS Funding by AmeriCredit, are sold to the Issuer by AFS Funding and are pledged by the Issuer under the Indenture, (d) the purchase price for the Notes has been delivered and received in accordance with the terms of the Underwriting Agreement and the Indenture and Trust Agreement, respectively and (e) the Agreements will be enforced in good faith and in a commercially reasonable manner.

         We have assumed that the Receivables and rights to receive payment under the Receivables are not and will not be subject to any right, lien or interest of any government or any agency or instrumentality thereof (including, without limitation, any federal or state tax lien, or lien arising under Title IV of ERISA) and that they are not and will not be subject to any lien arising by operation of law or any judicial lien.

         We have also assumed that the Notes constitute debt and not equity for purposes of ERISA and that each employee benefit plan covered by ERISA, any of whose assets are invested in a Note, is a plan to which an administrative prohibited transaction exemption is fully available.

         For the purpose of rendering the opinions expressed in paragraph number 8 below, our inquiry has been limited to a review of the Officer's Certificates of AFS Funding and AmeriCredit attached hereto as Exhibits A and B, respectively (each, an "Officer's Certificate" and together the "Officer's Certificates"), and the documents, instruments and agreements referred to therein.

         With respect to matters of fact, we have relied, without investigation, on, and assumed the accuracy and completeness of, each Officer's Certificate and the representations of AmeriCredit, AmeriCredit Corp. and AFS Funding and other parties contained in the Agreements and in the instruments and documents delivered in connection with the execution of the Agreements. Where matters are stated to be to the best of our knowledge, or known to us, our investigations consisted of inquiries of AmeriCredit and AFS Funding, the results of which are reflected in the Officer's Certificates being furnished to you with this opinion, and we have not made any investigation as to, and have not independently verified the facts underlying, such matters nor have we undertaken a search of court dockets in any jurisdiction.

         The term "threatened litigation" as used herein has the meaning accorded to such term in The American Bar Association Statement of Policy on Lawyer's Responses to Auditors' Requests for Information dated January 15, 1976.

         To the extent that our opinions expressed in paragraphs numbered 1, 2 and 3 below are related to the enforceability of the choice of law provisions contained in the Agreements, such opinions are based upon our reading of the provisions of Section 5-1401 of the General Obligations Law of the State of New York. While we have not found any reported cases construing such statutory provisions, we believe that a New York court applying such statutory provisions to the Agreements would give effect to the choice of law provisions set forth therein.

         Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject (i) to limitations as to enforceability imposed by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application relating to or affecting the enforceability of creditors' rights; (ii) to general limitations under equitable principles limiting the availability of equitable remedies;
(iii) to the equitable discretion of the court before which any proceeding therefor may be brought; (iv) as to the enforceability of any security interest or security agreement, to the limitations of good faith, fair dealing and commercial reasonableness imposed by the Uniform Commercial Code of the State of New York, as in effect on the date hereof ("UCC") as to the remedies set out in such agreements, instruments and documents; and (v) as to rights to indemnity, limitations that may exist under federal and state laws or the public policy underlying such laws. Statements in this opinion as to enforceability are further qualified by (i) the application of judicial decisions involving statutes or principles of equity which have held that certain covenants and other provisions of agreements, including those providing for the acceleration of indebtedness due under debt instruments upon the occurrence of events therein described, are unenforceable in circumstances where it can be demonstrated that the enforcement of such provisions is not reasonably necessary for the protection of the lender; (ii) the effect of the law of any jurisdiction other than the State of New York which limits the rate of interest which may be charged or collected; and (iii) the validity, binding effect or enforceability, under certain circumstances, of contractual provisions in the Agreements with respect to indemnification or waiving defenses to obligations where such indemnification or such waivers are against public policy, or granting self-help or summary remedies.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Each of the Sale and Servicing Agreement, the Purchase Agreement, the Insurance Agreement, the Indemnification Agreement, the Spread Account Agreement, the Administration Agreement, the Premium Letter, the Lockbox Agreement, the Underwriting Agreement and the Custodian Agreement (the "AmeriCredit Documents") has been duly executed and delivered by AmeriCredit and constitutes the valid, legal and binding agreement of AmeriCredit, enforceable against AmeriCredit in accordance with its respective terms. The Purchase Agreement creates, and each Subsequent Purchase Agreement upon its due execution and delivery by all parties thereto will create, in the favor of AFS Funding a valid and enforceable security interest in all right, title and interest in the Receivables and the Other Conveyed Property sold thereunder by AmeriCredit.

         2. Each of the Sale and Servicing Agreement, the Trust Agreement, the Purchase Agreement, the Insurance Agreement, the Indemnification Agreement, the Underwriting Agreement, the Assignment, the AFS Funding Trust Agreement, the Administration Agreement, the Spread Account Agreement and the Premium Letter (the "AFS Funding Documents") has been duly executed and delivered by AFS Funding and constitutes the valid, legal and binding agreement of AFS Funding, enforceable against AFS Funding in accordance with its respective terms. The Sale and Servicing Agreement creates, and each Subsequent Transfer Agreement upon its due execution and delivery by all parties thereto will create, a valid and enforceable security interest in the favor of the Issuer in the Receivables and the Other Conveyed Property sold thereunder by AFS Funding.

         3. Assuming each of the Indenture, the Sale and Servicing Agreement, the Insurance Agreement, the Premium Letter and the Spread Account Agreement has been duly executed and delivered by the parties thereto, each such agreement constitutes the valid, legal and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms. The Indenture creates in the favor of the Trust Collateral Agent a valid and enforceable security interest in all right, title and interest in the Collateral (as defined in the Indenture) pledged thereunder by the Issuer.

         4. Assuming the Insurance Agreement and the Premium Letter (the "AmeriCredit Corp. Documents") have been duly executed and delivered by AmeriCredit Corp., each such agreement constitutes the valid, legal and binding agreement of AmeriCredit Corp., enforceable against AmeriCredit Corp. in accordance with its terms.

         5. No consent, approval, authorization or order of, registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by AmeriCredit of the AmeriCredit Documents, the offer, issuance, sale or delivery of the Notes, except such which have been obtained.

         6. No consent, approval, authorization or order of, registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by AFS Funding of the AFS Funding Documents, except such which have been obtained.

         7. No consent, approval, authorization or order of, registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by AmeriCredit Corp. of the AmeriCredit Documents, except such which have been obtained.

         8. None of the transfers of the Receivables by AmeriCredit to AFS Funding, the transfers of the Receivables and Other Conveyed Property by AFS Funding to the Issuer, the execution, delivery or performance by each of AmeriCredit of the AmeriCredit Documents, AmeriCredit Corp. of the AmeriCredit Documents and AFS Funding of the AFS Funding Documents or the issuance of the Notes and the Certificate (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, any law, rule or regulation of the State of New York or federal government presently in effect, or (b) either to our knowledge or by operation of law, results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Receivables, upon the Notes or upon the Certificate, except as otherwise contemplated by the Agreements.

         9. The Notes have been duly authorized by all requisite action and, when duly and validly executed by the Trustee in accordance with the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

         10. The Certificate has been duly authorized by all requisite action and, when duly and validly executed by the Owner Trustee in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

         11. The Registration Statement and any amendments thereto have become effective under the 1933 Act; to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened and not terminated.

         12. At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) and at the date hereof, the Registration Statement (other than the information set forth in the financial statements and other financial and statistical information contained therein, as to which we do not express any belief or opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the Rules and Regulations.

         13. The arrangement pursuant to which the Receivables are held does not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         14. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

         15. The statements in the Prospectus, under the captions "DESCRIPTION OF THE NOTES" and "DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRANSACTION DOCUMENTS", to the extent such statements purport to summarize certain provisions of the Notes, the Certificate, or the Purchase Agreement, Trust Agreement, Sale and Servicing Agreement, Indenture and Spread Account Agreement, are fair and accurate in all material respects.

         16. The statements in the Prospectus, under the captions "SUMMARY OF THE PROSPECTUS -- MATERIAL FEDERAL INCOME TAX CONSEQUENCES", "RISK FACTORS", "STATE AND LOCAL TAX CONSEQUENCES", "ERISA CONSIDERATIONS", "LEGAL INVESTMENT" and "MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOANS" and the statements in each Preliminary Prospectus Supplement and in the Prospectus Supplement under the captions "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" and "ERISA CONSIDERATIONS", insofar as such statements purport to summarize matters of federal law or New York law, or legal conclusions with respect thereto, provide a fair and accurate summary of such law or conclusions.

         17. The statements in the Base Prospectus under the caption "MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOANS" to the extent they constitute matters of law or legal conclusions, are correct in all material respects.

         18. Under Section 9-301(c)(3) of the UCC, the priority of a perfected, nonpossessory security interest created in any tangible chattel paper (i) in favor of AFS Funding pursuant to the Purchase Agreement or any Subsequent Purchase Agreement, (ii) in favor of the Trust pursuant to the Sale and Servicing Agreement or any Subsequent Transfer Agreement and (iii) in favor of the Trust Collateral Agent pursuant to the Indenture, will be determined pursuant to the laws of the State of Texas.

         We have rendered legal advice and assistance to AmeriCredit, AFS Funding, AmeriCredit Corp. and the Issuer relating to the sale and issuance of the Notes. Rendering such assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of certain records, documents, opinions and certificates in accordance with instructions of AmeriCredit, AFS Funding, AmeriCredit Corp. and the Issuer. We also participated with AmeriCredit, AFS Funding, AmeriCredit Corp. and the Issuer in conferences with representatives of the Underwriters, and representatives of FSA and its counsel, during which the contents of the Registration Statement, each Preliminary Prospectus (as supplemented by the Upsizing Free Writing Prospectus), the Prospectus and related matters were discussed and examined the Original Registration Statement, the Registration Statement, each Preliminary Prospectus (as supplemented by the Upsizing Free Writing Prospectus) and the Prospectus.

         In the course of our examination of the Registration Statement nothing has come to our attention that would lead us to believe that the Registration Statement (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief), at the time the Original Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement, including the Rule 430B Information (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief) at the latest deemed effective time with respect to the Underwriters pursuant to Rule 430B(f)(2), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Although we are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus (except as set forth in paragraphs numbered 15, 16 and 17 above), in the course of our examination of the Prospectus and certain other documents and our participation in the discussions hereinabove mentioned, no facts have come to our attention which lead us to believe that the Prospectus (other than the financial statements and other financial and statistical data contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief), at the date thereof or hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, nothing has come to our attention that would lead us to believe that, as of the time of first sale, (11:30 a.m., New York City time, July 11, 2006), the Preliminary Prospectus (dated July 10, 2006 and as supplemented by the Upsizing Free Writing Prospectus) that was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on July 10, 2006 (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief), when considered together with the information that is presented in the Prospectus that completes those sections of the Preliminary Prospectus (as supplemented by the Upsizing Free Writing Prospectus) that were presented in blank form therein, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         We are members of the bar of the State of New York and this opinion is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York and the Federal laws of the United States of America.

         This opinion is for the benefit of the addressees hereof and it may not be relied on by any other party or quoted without our express consent in writing. We express no opinion on any matter not discussed in this letter. Copies of this letter may not be made available, and this letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this letter may be made available as provided herein and (iii) as otherwise required by law.

                             ----------------------

         Pursuant to U.S. Treasury Department Circular 230, any tax advice contained in this communication is not intended or written to be used, and cannot be used, for the purpose of avoiding tax-related penalties. Further, this advice was written to support the promotion or marketing of the transaction and/or matters addressed herein and each affected party should seek advice based on its particular circumstances from an independent tax advisor.



                                                     Very truly yours,


                                                     /s/ Dewey Ballantine LLP

                                  SCHEDULE ONE


AmeriCredit Financial Services, Inc.  Wells Fargo Bank, National Association,
AmeriCredit Automobile Receivables      as Trustee, Backup Servicer and Trust
  Trust 2006-A-F                          Collateral Agent
801 Cherry Street, Suite 3900         Sixth Street and Marquette Avenue,
Fort Worth, Texas  76102              MAC N9311-161
                                      Minneapolis, Minnesota  55479
AFS Funding Trust
  c/o Deutsche Bank Trust Company     Wilmington Trust Company
Delaware, as owner trustee              as Owner Trustee
E.A. Delle Donne Corporate Center     1100 North Market Street
Montgomery Building                   Wilmington, Delaware  19890
1011 Centre Road, Suite 200
Wilmington, Delaware  19805           Standard & Poor's, A Division of
                                        The McGraw-Hill Companies, Inc.
Wachovia Capital Markets, LLC         55 Water Street
One Wachovia Center                   New York, New York  10041
301 S. College Street, NC0610
Charlotte, North Carolina  28288      Fitch Inc.
                                      One State Street Plaza
Barclays Capital Inc.                 New York, New York  10004
200 Park Avenue, 5th Floor
New York, New York  10166             Financial Security Assurance Inc.
                                      31 West 52nd Street
BMO Capital Markets Corp.             New York, New York 10019
115 South LaSalle - 13 West
Chicago, Illinois 60603               PricewaterhouseCoopers LLP
                                      301 Commerce Street
Deutsche Bank Securities Inc.         Fort Worth, Texas  76102
60 Wall Street, 19th Floor
New York, New York  10005

J.P. Morgan Securities Inc.
270 Park Avenue, 10th Floor
New York, New York  10017

UBS Securities LLC
1285 Avenue of the Americas
New York, NY  10019

                                                                       EXHIBIT A

                                AFS FUNDING TRUST

                              OFFICER'S CERTIFICATE

         The undersigned, an Authorized Officer (as defined in the Sale and Servicing Agreement hereinafter defined) of AmeriCredit Financial Services, Inc. ("AmeriCredit"), as Administrator of AFS Funding Trust, a Delaware statutory trust ("AFS Funding") pursuant to an Administration Agreement, dated as of August 15, 2002 between AmeriCredit and AFS Funding, hereby certifies, in such capacity, as follows:

         1. I am delivering this Certificate on behalf of AFS Funding in connection with the opinion (the "Opinion") of Dewey Ballantine LLP to be given as special counsel to AFS Funding. I understand that Dewey Ballantine LLP will be relying upon this Certificate in rendering the Opinion and that this Certificate may be referred to in the Opinion and delivered in connection therewith, and I hereby consent to such reliance and use. I am authorized to execute and deliver this Certificate on behalf of AFS Funding. All terms used in this Certificate and not defined herein have the same meanings as in the Opinion.

         2. The Sale and Servicing Agreement has not been modified, amended or revoked since July 12, 2006, and is in full force and effect as of the date hereof.

         3. (a) AFS Funding is not a party to any litigation, action, suit, arbitration or legal, administrative, governmental or other proceeding or investigation (each of the foregoing a "Proceeding"), nor is any such proceeding pending or, to the best of my knowledge, following due inquiry, threatened.

            (b) There is no judgment, order, writ, injunction or decree of any court, governmental authority or regulatory agency to which AFS Funding or its properties is subject.

         4. Except for the AFS Funding Documents or the receipts, certificates, instruments and other documents delivered by AFS Funding on the Closing Date or otherwise contemplated by the AFS Funding Documents, immediately prior to the transfer to the Issuer of the Receivables, there are no and, with respect to the Subsequent Receivables there will be no, instruments, documents or agreements relating to the Notes, the Certificate, the Receivables or Other Conveyed Property to which AFS Funding is a party or by which AFS Funding or any of its properties is bound, subject or affected, which restrict the transfer of or encumber the Receivables or the Other Conveyed Property.

         5. You may rely upon the representations and warranties that AFS Funding has made to the Trustee, the Owner Trustee, FSA, the Noteholders and the Certificateholder in AFS Funding Documents and the receipts, certificates, instruments and other documents delivered by AFS Funding at the Closing. Such representations and warranties of AFS Funding are true and correct in all material respects on and as of the date hereof. Without limiting the foregoing:
(i) AFS Funding has or, with respect to the Subsequent Receivables will have, immediately prior to the transfer of the Receivables to the Issuer, all right, title and interest in and to the Receivables, free and clear of any liens, claims or encumbrances other than the rights of the Obligors under their respective loans and the security interests intended to be granted under the Sale and Servicing Agreement, the Subsequent Transfer Agreements and the Indenture; (ii) no consents or approvals are required to be obtained in connection with the execution, delivery and performance by AFS Funding of the AFS Funding Documents or of any Subsequent Purchase Agreement or Subsequent Transfer Agreement, other than any such consents or approvals as have been obtained prior to the Closing; and (iii) the Sale and Servicing Agreement and the Indenture contain, and each Subsequent Transfer Agreement will contain, complete and accurate descriptions of and otherwise identify the property and assets subject to the security interest intended to be granted therein.

         6. Subsequent to the date as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operation of AFS Funding.

         7. AFS Funding has not previously offered the Notes or the Certificate for sale.

         8. All of the Class A Certificates of AFS Funding, which represent the entire economic interest in AFS Funding, are beneficially owned Funding Corp., a wholly-owned subsidiary of AmeriCredit.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 20th day of July, 2006.


                                 AFS FUNDING TRUST

                                 By: AmeriCredit Financial Services Inc., as
                                 Administrator



                                 By: /s/ Sheli Fitzgerald
                                     --------------------
                                 Name:   Sheli Fitzgerald
                                 Title:  Vice President, Structured Finance





            [Officer's Certificate for DB Security Interest Opinion]

                                                                       EXHIBIT B

                      AMERICREDIT FINANCIAL SERVICES, INC.

                              OFFICER'S CERTIFICATE

         The undersigned, an authorized officer of AmeriCredit Financial Services, Inc., a Delaware corporation (the "Servicer"), hereby certifies, in such capacity, as follows:

         1. I am delivering this Certificate on behalf of the Servicer in connection with the opinion (the "Opinion") of Dewey Ballantine LLP to be given as special counsel to the Servicer. I understand that Dewey Ballantine LLP will be relying upon this Certificate in rendering the Opinion and that this Certificate may be referred to in the Opinion and delivered in connection therewith, and I hereby consent to such reliance and use. I am authorized to execute and deliver this Certificate on behalf of the Servicer. All terms used in this Certificate and not defined herein have the same meanings as in the Opinion.

         2. The Sale and Servicing Agreement has not been modified, amended or revoked since July 12, 2006, and is in full force and effect as of the date hereof.

         3. You may rely upon the representations and warranties that the Servicer has made to the Trustee, the Owner Trustee, FSA, the Noteholders and the Certificateholder in the AmeriCredit Documents and the receipts, certificates, instruments and other documents delivered by the Servicer at the closing of the transactions contemplated by the AmeriCredit Documents (the "Closing"). Such representations and warranties of the Servicer are true and correct and complete on and as of the date hereof. Without limiting the foregoing: (i) the Servicer has or, with respect to the Subsequent Receivables will have, immediately prior to the transfer of the Receivables and Other Conveyed Property to AFS Funding, all right, title and interest in and to the Receivables and Other Conveyed Property, free and clear of any liens, claims or encumbrances other than the rights of the Obligors under their respective loans and the security interest intended to be granted under the Purchase Agreement and the Subsequent Purchase Agreements; (ii) no consents or approvals are required to be obtained in connection with the execution, delivery and performance by the Servicer of the AmeriCredit Documents or of any Subsequent Purchase Agreement, other than any such consents or approvals as have been obtained prior to the Closing; and (iii) the Purchase Agreement contains, and each Subsequent Purchase Agreement will contain, complete and accurate descriptions of and otherwise identify the property and assets subject to the security interest intended to be granted therein.

         4. (a) The Servicer is not a party to any litigation, action, suit, arbitration or legal, administrative, governmental or other proceeding or investigation (each of the foregoing a "Proceeding"), nor is any Proceeding, pending or, to the best of my knowledge, following due inquiry, threatened, other than routine, ordinary course litigation that is not material or likely, if adversely determined, to cause a material adverse effect.

            (b) There is no judgment, order, writ, injunction or decree of any court, governmental authority or regulatory agency to which the Servicer or its properties is subject.

         5. Except for the AmeriCredit Documents or the receipts, certificates, instruments and other documents delivered by the Servicer at the Closing or otherwise contemplated by the AmeriCredit Documents, immediately prior to the transfer to the Issuer of the Receivables, there are no and, with respect to the Subsequent Receivables there will be no, instruments, documents or agreements relating to the Notes, the Certificate, the Receivables or Other Conveyed Property to which the Servicer is a party or by which the Servicer or any of its properties is bound, subject or affected, which restrict the transfer of or encumber the Receivables or the Other Conveyed Property.

         6. The business conducted by the Servicer, in its capacity as servicer under the Sale and Servicing Agreement, in performing its obligations under the Sale and Servicing Agreement will be limited to those activities described in the Sale and Servicing Agreement and conducted in accordance with the terms thereof.

         7. Subsequent to the date as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operation of the Servicer.

         8. The Servicer has not previously offered the Notes or the Certificate for sale.

         9. The Servicer's outstanding securities are beneficially owned by only AmeriCredit Corp., a Texas corporation.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 20th day of July, 2006.



                           AMERICREDIT FINANCIAL SERVICES, INC.


                           By: /s/ Susan B. Sheffield
                               ----------------------
                               Name:  Susan B. Sheffield
                               Title: Senior Vice President, Structured Finance





            [Officer's Certificate for DB Security Interest Opinion]